UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2016

Communications Sales & Leasing, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10802 Executive Center Drive Benton Building Suite 300 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                        Other Events.

On August 31, 2016, Communications Sales & Leasing, Inc., a Maryland corporation (the “Company”), filed a prospectus supplement (the “Prospectus Supplement”) covering the offer and sale from time to time of up to 1,875,469 shares of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”) by the selling stockholders identified therein (the “Selling Stockholders”). The Selling Stockholders acquired such shares in connection with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of June 20, 2016, as amended, by and among the Company, CSL Fiber Holdings LLC, Thor Merger Sub Inc., Tower Cloud, Inc. (“Tower Cloud”), and Shareholder Representative Services LLC, in the capacity as representative of the equityholders of Tower Cloud.

The Company is filing this Current Report on Form 8-K to provide the legal opinion and consent of its counsel, Kutak Rock LLP, regarding the legality of the Common Stock covered by the Prospectus Supplement, which opinion is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Kutak Rock LLP.

23.1	Consent of Kutak Rock LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2016	COMMUNICATIONS SALES & LEASING, INC.

	By:	/s/ Daniel L. Heard
		Name:	Daniel L. Heard
		Title:	Executive Vice President — General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Kutak Rock LLP.

23.1	Consent of Kutak Rock LLP (included in Exhibit 5.1).